EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161746, 333-169172, 333-184132, 333-193010, 333-195741, 333-196438, 333-201285 and 333-203858) and S‑3 (Nos. 333-191991 and 333-198287) of Avago Technologies Limited of our report dated December 17, 2015, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
December 17, 2015